UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 21, 2013

COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-03262	94-1667468
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)

(972) 668-8800
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On November 21, 2013 we issued a press release, attached hereto as Exhibit 99.1, announcing that we had entered into an agreement with Ursa Resources Group II LLC to acquire 70% of its interests in certain oil and gas properties in Burleson and Washington Counties, Texas for $66.5 million.  The properties being acquired include one well producing 433 barrels of oil equivalent (227 net to the interest being acquired) and approximately 32,000 gross acres (20,000 net) that are prospective for oil in the East Texas Eagle Ford shale formation.  The properties are near successful Eagle Ford wells drilled by other industry participants.  We expect to complete the acquisition during this quarter, which is subject to customary closing conditions and adjustments contained in the purchase agreement.  We anticipate moving one of our operated rigs to these properties in early 2014 and estimate that we will drill ten operated wells on this acreage in 2014.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1	Press Release dated November 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: November 22, 2013	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer